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                                                                   EXHIBIT 10.69

                             POLYMEDICA CORPORATION
                    POLYMEDICA PHARMACEUTICALS (U.S.A.), INC.
                 POLYMEDICA PHARMACEUTICALS (PUERTO RICO), INC.
                                 11 State Street
                           Woburn, Massachusetts 01801


                                                              November 2, 1998

JOHN HANCOCK MUTUAL LIFE
   INSURANCE COMPANY
John Hancock Place
P. O. Box 111
Boston, Massachusetts 02117


Ladies and Gentlemen:

         POLYMEDICA CORPORATION, a Massachusetts corporation (the "Parent"), and POLYMEDICA PHARMACEUTICALS (U.S.A.), INC., a Massachusetts corporation and a Wholly-Owned Subsidiary of the Parent (the "Company"), and POLYMEDICA PHARMACEUTICALS (PUERTO RICO), INC., a Massachusetts corporation and a Wholly-Owned Subsidiary of the Company ("PPR") (the Company and PPR are sometimes collectively referred to as the "Borrowers" and each as a "Borrower"), agree with you as follows:

         1. DEFINITIONS. Reference is hereby made to that certain Note and Warrant Agreement dated January 26, 1993, as amended and supplemented by thirteen letter agreements dated April 27, 1993, June 15, 1993, March 29, 1994, June 17, 1994, June 30, 1994, October 27, 1994, June 26, 1995, October 18, 1995,
January 1, 1996, June 19, 1996, August 2, 1996, October 30, 1996 and January 23, 1997 (the "Note and Warrant Agreement"). Capitalized terms used herein without definition have the meanings ascribed to them in the Note and Warrant Agreement.

         2. AMENDMENT OF SECTION 14.8(b) OF THE NOTE AND WARRANT AGREEMENT. Section 14.8(b) is hereby amended to read in its entirety as follows:

         (b) The Company will at all times maintain Consolidated Net Worth of not less than the sum of (i) $18,500,000 plus (ii) 50% of the cumulative Consolidated Net Income (but without adjustment for any cumulative deficit) for the period (taken as one accounting period) from and after December 31, 1992 to and including the




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most recently completed quarterly accounting period of the Company (as set forth in the balance sheet as at the end of such period delivered pursuant to section
7).

         3.       NO DEFAULT, REPRESENTATIONS AND WARRANTIES, ETC.

                  (a) The Parent and the Borrowers represent and warrant that the representations and warranties contained in the Note and Warrant Agreement and the other Operative Agreements are correct on and as of the date hereof as if made on such date (except to the extent affected by the consummation of transactions permitted by the Note and Warrant Agreement) and that no Default or Event of Default exists.

                  (b) The Parent and the Borrowers each ratify and confirm the Note and Warrant Agreement and each of the other Operative Agreements to which each is a party and agree that each such agreement, document and instrument is in full force and effect, that its obligations thereunder and under this Letter Agreement are its legal, valid and binding obligations enforceable against it in accordance with the terms thereof and hereof and that it has no defense, whether legal or equitable, setoff or counterclaim to the payment and performance of such obligations.

                  (c) The Parent and the Borrowers agree that (I) if any default shall be made in the performance or observance of any covenant, agreement of condition contained in this Letter Agreement or in any agreement, document or instrument executed in connection herewith or pursuant hereto or
(II) if any representation or warranty made by the Parent or the Borrowers herein or therein shall prove to have been false or incorrect on the date as of which made, the same shall constitute an Event of Default under the Note and Warrant Agreement and the other Operative Agreements and, in such event, you and each other holder of any of the Notes shall have all rights and remedies provided by law and/or provided or referred to in the Note and Warrant Agreement and the other Operative Agreements. The Parent and the Borrowers further agree that this Letter Agreement is an Operative Agreement and all references in the Note and Warrant Agreement and in any other of the other Operative Agreements referred to therein shall include this Letter Agreement.

         4. PAYMENT OF TRANSACTION COSTS. Concurrently with the execution of this Letter Agreement, the Parent and the Borrowers shall pay all reasonable fees and disbursements incurred by you at or prior to such time, including, without limitation, the reasonable fees, expenses and disbursements of your special counsel.

         5. GOVERNING LAW. This Letter Agreement, including the validity hereof and the rights and obligations of the parties hereunder, shall be construed in




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accordance with and governed by the domestic substantive laws of The
Commonwealth of Massachusetts without giving effect to any choice of law or conflicts of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

         6. MISCELLANEOUS. The headings in this Letter Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. This Letter Agreement embodies the entire agreement and understanding among the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. In case any provision in this Letter Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. This Letter Agreement may be executed in any number of counterparts and by the parties hereto on separate counterparts but all such counterparts shall together constitute but one and the same instrument.





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         If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart hereof, whereupon this Letter Agreement shall become a binding agreement under seal among the parties hereto. Please then return one of such counterparts to the Company.



                                        Very truly yours,



                                        POLYMEDICA CORPORATION.


                                        By: /s/ Steven James Lee
                                            ------------------------------------
                                            Steven James Lee
                                            Chairman and Chief Executive Officer



                                        POLYMEDICA PHARMACEUTICALS
                                        (U.S.A.), INC.


                                        By: /s/ Steven James Lee
                                            ------------------------------------
                                            Steven James Lee
                                            Chief Executive Officer



                                        POLYMEDICA PHARMACEUTICALS
                                        (PUERTO RICO), INC.


                                        By: /s/ Steven James Lee
                                            ------------------------------------
                                            Steven James Lee
                                            Director



         The terms and provisions of the foregoing Letter Agreement are hereby acknowledged and agreed to.


POLYMEDICA SECURITIES, INC.             POLYMEDICA PHARMACEUTICALS
                                        SECURITIES, INC.


By: /s/ Steven James Lee                By: /s/ Steven James Lee
    ----------------------------            -----------------------------
    Steven James Lee                        Steven James Lee
    President                               President



The foregoing is hereby accepted and agreed to:
JOHN HANCOCK MUTUAL LIFE
  INSURANCE COMPANY


By: /s/ D. Dana Donovan
    ----------------------------
    D. Dana Donovan
    Senior Investment Officer






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